UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2012

DC BRANDS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-054031
(State or other jurisdiction of incorporation)	(Commission File No.)

9500 W. 49th Avenue, Suite D-106
Wheat Ridge, CO 80033
(Address of principal executive offices and Zip Code)

303-279-3800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, the Board of Directors of DC Brands, International (the “Company”) voted to increase the size of the Board of Directors to seven and appointed Messrs Alan Fishman and David Coppfer to fill two of the three vacancies on the Board.  Messrs  Fishman and Coppfer are the principals of Hard Save, LLC, a limited liability company that  entered into a Securities Purchase Agreement with the Company on October 11, 2012 which allows it to invest up to $1.25 million in the Company.  As of today  Hard Save, LLC has invested $455,000 in the Company and  acquired  shares of the Company’s Series B Preferred Stock and Series D Preferred Stock in accordance with the terms of the Securities Purchase Agreement. Hard Save, LLC has voting control over 51.25% of the Company’s outstanding equity of the Company due to its ownership of all of the Company’s outstanding shares of Series A Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DC BRANDS INTERNATIONAL, INC.

Date: November 20, 2012	By:	/s/ Robert H. Armstrong
Robert H. Armstrong
Chief Financial Officer

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